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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

The following are wholly owned subsidiaries of iXL Enterprises, Inc., unless otherwise noted:


         COMPANY                                               JURISDICTION OF INCORPORATION
Internet Excellence, Inc.                                      Delaware
iXL International Holdings, Inc.                               Delaware
iXL Asset Management, LLC(1)                                   Delaware
iXL Brasilia Ltda.(2)                                          Brazil
iXL Madrid, S.A.(3)                                            Spain
iXL Germany, GmbH                                              Germany
iXL Hong Kong(4)                                               Hong Kong
iXL, Inc.                                                      Delaware
iXL Italia S.r.l.(9)                                           Italy
iXL Japan, K.K.                                                Japan
iXL UK Limited                                                 United Kingdom
iXL Ventures Holdings, Inc.                                    Delaware
iXL Ventures, LP(5)                                            Delaware
iXL Ventures Fund I, LLC(6)                                    Delaware
iXL Ventures Fund II, LLC(7)                                   Delaware
iXL Ventures PHC, Inc.                                         Delaware
Tessera GmbH(8)                                                Germany

(1)      iXL Asset Management, LLC is wholly owned by iXL Ventures, LP
(2)      iXL Brasilia Ltda. is wholly owned by iXL International Holdings, Inc.
(3)      iXL Madrid, S.A. is 19% owned by iXL Enterprises, Inc.
(4) iXL Hong Kong is 99% owned by iXL International Holdings, Inc. and 1% owned by iXL Enterprises, Inc.
(5) iXL Ventures, LP is 99.5% owned by iXL Ventures Holdings, Inc. and 0.5% owned by iXL, Inc.
(6)      iXL Ventures Fund I, LLC is wholly owned by iXL Asset Management, LLC
(7)      iXL Ventures Fund II, LLC is wholly owned by iXL Asset Management, LLC
(8)      Tessera GmbH is wholly owned by iXL Germany, GmbH
(9) iXL Italia S.r.l. is 90% owned by iXL international Holdings, Inc. and 10% owned by iXL Enterprises, Inc.